UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 26, 2024

Diameter Credit Company

(Exact name of Registrant as specified in its charter)

Delaware	814-01510	88-1389797
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

55 Hudson Yards, 29th Floor New York, NY	10001
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 655-1419

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02. Unregistered Sale of Equity Securities.

On July 29, 2024, Diameter Credit Company (the “Company”) issued unregistered common shares of beneficial interest in the Company, par value $0.001 (the “Shares”), to certain investors pursuant to capital drawdown notices issued by the Company and sent to each of such investors. The offer and sale of the Shares was exempt from the registration provisions of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(a)(2) of the Securities Act, Regulation D thereunder, and/or Regulation S thereunder. The following table details the amount of Shares sold and consideration therefor:

Date of Unregistered Sale	Amount of Shares	Consideration
July 29, 2024	1,969,832	$51,298,150

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 31, 2024, the Board of Trustees (the “Board”) of the Company appointed Michael Cohn, 51, as the General Counsel and Chief Compliance Officer of the Company, effective August 1, 2024. Mr. Cohn will serve as General Counsel and Chief Compliance Officer until his resignation or removal by the Board.

Effective August 1, 2024, Mr. Cohn will also serve as Partner, General Counsel and Chief Compliance Officer of Diameter Capital Partners LP (“Diameter”), the parent company of the Company’s investment adviser. Prior to joining the Company and Diameter, Mr. Cohn was the Chief Compliance Officer, Chief Regulatory Officer and Deputy General Counsel at Fortress Investment Group from April 2004 to July 2024. Prior to joining Fortress, Mr. Cohn was an Associate at Fried Frank in the white collar, regulatory and enforcement group from 2000-2004, and during that time, spent over a year as a secondee in the legal department at Goldman Sachs. Prior to Fried Frank, Mr. Cohn was an Enforcement Attorney with the United States Securities and Exchange Commission from 1998-2000. Mr. Cohn earned a BA with honors from the University of Florida, where he majored in Political Science, and earned a JD from Hofstra University School of Law, where he was Articles Editor of the Hofstra Law Review.

In connection with the foregoing, on July 26, 2024, Shailini Rao submitted her resignation as an officer of the Company, effective August 1, 2024, which the Board accepted. Ms. Rao served as the Company’s General Counsel and Chief Compliance Officer since 2023. Ms. Rao’s departure is not related to or a result of any disagreement relating to the Company’s operations, policies or practices.

Mr. Cohn (i) was not appointed as the Company’s Chief Compliance Officer pursuant to any arrangement or understanding with any other person; (ii) does not have a family relationship with any of the Company’s trustees or other executive officers; (iii) has not engaged, since the beginning of the Company’s last fiscal year, nor proposes to engage, in any transaction in which the Company was or is a participant; and (iv) has not entered into, nor expects to enter into, any material plan, contract, arrangement, grant or award in connection with his appointment as the Company’s General Counsel and Chief Compliance Officer.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIAMETER CREDIT COMPANY

Date: August 1, 2024	By:	/s/ Michael Cohn
	Name:	Michael Cohn
	Title:	General Counsel and Chief Compliance Officer